Exhibit 99.1
KIMBALL ELECTRONICS, INC. REPORTS FIRST QUARTER FISCAL YEAR 2015 RESULTS
JASPER, IN (November 19, 2014) - Kimball Electronics, Inc. (Nasdaq: KE), a leading global electronic manufacturing services provider for high-quality, durable goods electronics, today announced financial results for its first quarter of fiscal year 2015 which ended September 30, 2014.
Donald D. Charron, Chairman and Chief Executive Officer, stated, "Double-digit growth in all four end market verticals helped us set a new quarterly sales record in the first quarter of the new fiscal year.  Strong growth with existing customers as well as sales from new program wins helped us overcome the previously announced decline in sales to JCI (Johnson Controls, Inc.).  We have one more quarter before the JCI build out is substantially complete.  We are very pleased with the focused effort of our team to fill the hole created by the loss of the JCI business."
Mr. Charron concluded, "Our new business opportunities pipeline is healthy and we have good momentum as we become a separate, stand-alone publicly traded company from the recently completed spin-off from Kimball International."
First Quarter Fiscal Year 2015 Highlights:

•	Net sales of $203.8 million increased 16% from the prior year first quarter. Sales related to the exit of JCI were down $11.3 million compared to the same quarter last year.

•	Gross profit as a percent of net sales increased 1.7 percentage points from the prior year first quarter.

•	The prior year first quarter includes $5.0 million of pre-tax income resulting from settlement proceeds related to two antitrust class action lawsuits of which the Company was a member.

•	Spin-off costs totaled $1.0 million in the current year first quarter.

•
Adjusted operating income (non-GAAP), excluding spin-off costs, of $8.8 million (4.3% of net sales) increased 87% from the first quarter of fiscal year 2014 adjusted operating income, which excludes the lawsuit income and restructuring costs.

•	Adjusted net income (non-GAAP) of $6.4 million compares to adjusted net income of $4.8 million in the prior year first quarter.

•	Adjusted earnings per basic and diluted share (non-GAAP) of $0.22 compares to adjusted basic and diluted EPS of $0.16 in the first quarter of fiscal year 2014.

•	Cash flows used for operating activities for the first quarter of fiscal year 2015 was $4.5 million.

•	Days sales outstanding, calculated as accounts receivable divided by one day's average net sales, was 57.4 days at September 30, 2014 compared to 56.6 days at September 30, 2013.
The spin-off of Kimball Electronics by Kimball International, Inc. was completed on October 31, 2014. Kimball Electronics' financial statements for the first quarter ended September 30, 2014 were prepared on a "carve-out" basis, reflecting an allocation of costs incurred by its former parent company. The carve-out financial statements are not indicative of the complete future cost structure or expected future financial results of Kimball Electronics as an independent company, particularly in the areas of overhead, interest, and taxes.
Net Sales by Vertical Market:

	Three Months Ended
	September 30,
(Amounts in Millions)	2014	2013	Percent Change
Automotive	$71.2	$63.3	13%
Medical	61.6	49.0	26%
Industrial	53.6	47.8	12%
Public Safety	14.2	12.6	12%
Other	3.2	2.9	11%
Total Net Sales	$203.8	$175.6	16%

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, our ability to fully realize the expected benefits of the completed spin-off, the global economic conditions, significant volume reductions from key contract customers, loss of key customers or suppliers, financial stability of key customers and suppliers, availability or cost of raw materials, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Registration Statement filed on Form 10, as amended, and declared effective on October 7, 2014 and other filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (GAAP) in the United States in the statement of income, statement of comprehensive income, balance sheet, statement of cash flows, or statement of equity of the Company. The non-GAAP financial measures on a consolidated basis used within this release include 1) operating income excluding spin-off expenses, settlement proceeds from lawsuits and restructuring charges, 2) net income excluding spin-off expenses, settlement proceeds from lawsuits and restructuring charges, and 3) earnings per basic and diluted share excluding spin-off expenses, settlement proceeds from lawsuits and restructuring charges. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the Financial Highlights table below. Management believes it is useful for investors to understand how its core operations performed without the effects of the spin-off expenses, lawsuit income, and costs incurred in executing its restructuring plans. Excluding these amounts allows investors to meaningfully trend, analyze, and benchmark the performance of the Company's core operations. Many of the Company's internal performance measures that management uses to make certain operating decisions exclude these charges to enable meaningful trending of core operating metrics.

About Kimball Electronics, Inc.
Recognized with a reputation for excellence, Kimball Electronics is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics employees know they are part of a corporate culture that builds lasting relationships and global success for Customers while enabling employees to share in the Company’s success through personal, professional and financial growth.

Kimball Electronics, Inc., became an independent publicly traded company upon the completion of a spin-off from Kimball International, Inc. on October 31, 2014 and trades under the symbol “KE” on The NASDAQ Stock Market. Kimball Electronics is a global contract electronic manufacturing services (“EMS”) company that specializes in durable electronics for the medical, automotive, industrial and public safety markets. Kimball Electronics is well recognized by customers and industry trade publications for its excellent quality, reliability and innovative service. From its manufacturing operations in the U.S., Mexico, Thailand, Poland, and China, Kimball Electronics provides engineering, manufacturing, and supply chain services which utilize common production and support capabilities to a variety of industries globally. Kimball Electronics is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, Inc., visit: www.kimballelectronics.com.

Lasting relationships. Global success.

Financial highlights for the first quarter ended September 30, 2014 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except per share data)	September 30, 2014		September 30, 2013
Net Sales	$203,803	100.0%	$175,637	100.0%
Cost of Sales	185,900	91.2%	163,212	92.9%
Gross Profit	17,903	8.8%	12,425	7.1%
Selling and Administrative Expenses	10,116	5.0%	7,739	4.5%
Other General Income	—	—%	(5,022)	(2.9%)
Restructuring Expense	—	—%	402	0.2%
Operating Income	7,787	3.8%	9,306	5.3%
Other Income (expense), net	(497)	(0.2%)	191	0.1%
Income Before Taxes on Income	7,290	3.6%	9,497	5.4%
Provision for Income Taxes	1,899	1.0%	1,799	1.0%
Net Income	$5,391	2.6%	$7,698	4.4%

Basic and diluted earnings per share (1)	$0.18		$0.26

Basic and diluted average shares outstanding (1)	29,143		29,143

(1) On October 31, 2014, Kimball International distributed 29.1 million shares of Kimball Electronics common stock to Kimball International Share Owners in connection with the spin-off of Kimball Electronics. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of Kimball Electronics shares outstanding immediately following this transaction.

Condensed Consolidated Statements of Cash Flows	Three Months Ended
(Unaudited)	September 30,
(Amounts in Thousands)	2014	2013
Net Cash Flow (used for) provided by Operating Activities	$(4,505)	$5,590
Net Cash Flow used for Investing Activities	(7,719)	(3,602)
Net Cash Flow provided by (used for) Financing Activities	7,827	(6,080)
Effect of Exchange Rate Change on Cash	(1,162)	213
Net Decrease in Cash	(5,559)	(3,879)
Cash at Beginning of Period	26,260	18,424
Cash at End of Period	$20,701	$14,545

	(Unaudited)
Condensed Consolidated Balance Sheets	September 30, 2014	June 30, 2014
(Amounts in Thousands)
ASSETS
Cash	$20,701	$26,260
Receivables, net	135,989	128,425
Inventories	120,604	116,159
Prepaid expenses and other current assets	23,089	20,490
Property and Equipment, net	97,898	97,934
Goodwill	2,564	2,564
Other Intangible Assets, net	1,844	1,830
Other Assets	14,696	15,068
Total Assets	$417,385	$408,730

LIABILITIES AND SHARE OWNERS' EQUITY
Accounts payable	$123,522	$119,853
Accrued expenses	21,549	26,602
Other	9,922	9,903
Share Owners' Equity	262,392	252,372
Total Liabilities and Share Owners' Equity	$417,385	$408,730

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except per share data)

Operating Income excluding Spin-off Expenses, Restructuring Charges and Settlement Proceeds from Lawsuits
	Three Months Ended
	September 30,
Kimball Electronics, Inc.	2014	2013
Operating Income, as reported	$7,787	$9,306
Add: Pre-tax Spin-off Expenses	964	—
Less: Pre-tax Settlement Proceeds from Lawsuits	—	5,022
Add: Pre-tax Restructuring Charges	—	402
Adjusted Operating Income	$8,751	$4,686

Net Income excluding Spin-off Expenses, Restructuring Charges and Settlement Proceeds from Lawsuits
	Three Months Ended
	September 30,
Kimball Electronics, Inc.	2014	2013
Net Income, as reported	$5,391	$7,698
Add: After-tax Spin-off Expenses *	964	—
Less: After-tax Settlement Proceeds from Lawsuits	—	3,134
Add: After-tax Restructuring Charges	—	251
Adjusted Net Income	$6,355	$4,815

* Spin-off expenses in the current year first quarter are non-deductible.

Earnings Per Basic and Diluted Share excluding Spin-off Expenses, Restructuring Charges and Settlement Proceeds from Lawsuits
	Three Months Ended
	September 30,
Kimball Electronics, Inc.	2014	2013
Earnings per Basic and Diluted Share, as reported	$0.18	$0.26
Add: Impact of Spin-off Expenses	0.04	—
Less: Impact of Settlement Proceeds from Lawsuits	—	0.11
Add: Impact of Restructuring Charges	—	0.01
Adjusted Earnings Per Basic and Diluted Share	$0.22	$0.16